Spidi & Fisch, PC
ATTORNEYS AT LAW
1227 25th Street, N.W.
Suite 200 West
Washington, D.C.  20037
(202) 434-4660
Facsimile: (202) 434-4661

June 28, 2013

Board of Directors
Sun Bancorp, Inc.
226 Landis Avenue
Vineland, New Jersey 08360

RE:           Registration Statement on Form S-8
Sun Bancorp, Inc. Directors Stock Purchase Plan

Ladies and Gentlemen:

We have acted as special counsel to Sun Bancorp, Inc., a New Jersey corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the issuance of up to 200,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) pursuant to options granted under the Sun Bancorp, Inc. Directors Stock Purchase Plan, as amended and restated (the “Plan”), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

We have examined such documents, records, and matters of law as we have deemed necessary for purposes of rendering this opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based on the foregoing and subject to the limitations set forth below, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the New Jersey Business Corporation Act and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely

/s/ Spidi & Fisch, PC

Spidi & Fisch, PC